UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2023, Ideanomics, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with the independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605, which requires the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) to be comprised of a minimum of three independent directors.

As previously reported, on April 29, 2023, the board accepted and received the resignation of Mr. Jerry Fan from the Company’s board and audit committee, and as a result, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

The Audit Committee is currently comprised of two independent directors and one vacancy. However, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Letter provides that the Company is eligible for a cure period in which to regain compliance with Nasdaq Listing Rule 5605. This cure period will expire at the earlier of the Company’s next annual meeting of stockholders or May 31, 2024. Alternatively, if the Company’s next annual meeting is held before November 27, 2023, then the Company must evidence compliance no later than November 27, 2023.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of this cure period, but there can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5605 or maintain compliance with any other listing requirements. In the event the Company does not regain compliance by the cure dates as set forth above, Nasdaq rules require the Nasdaq Staff (the “Staff”) to provide written notification to the Company that its securities will be delisted. However, this Letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Capital Market under the symbol “IDEX,” subject to the Company’s compliance with the other Nasdaq listing requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 12, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer